Exhibit 99.1

Cartiga, LLC Investor Presentation April 2026

Important Information and Where To Find It • This presentation is provided for information purposes only and contains information with respect to a potential business combination described herein. Alchemy Acquisition Holdings, Inc., a holding company of Alchemy Investments Acquisition Corp 1 (“Alchemy”) intends to file relevant materials with the Securities and Exchange Commission (“SEC”), including a Registration Statement on Form S-4, that includes a preliminary proxy statement/prospectus, and when available, a definitive proxy statement and final prospectus. Promptly after filing any definitive proxy statement with the SEC, Alchemy will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the Extraordinary Meeting relating to the transaction. INVESTORS AND SHAREHOLDERS OF ALCHEMY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ALCHEMY FILES WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALCHEMY, CARTIGA AND THE BUSINESS COMBINATION. Any definitive proxy statement, preliminary proxy statement and other relevant materials in connection with the business combination (if and when they become available), and any other documents filed by Alchemy with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov). Participants in the Solicitation • Alchemy and its directors and executive officers may be deemed participants in the solicitation of proxies from Alchemy’s shareholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Alchemy will be included in any proxy statement for the business combination and will be available at www.sec.gov. Information about Alchemy’s directors and executive officers and their ownership of ordinary shares is set forth in Alchemy’s final prospectus, dated as of May 4, 2023, and filed with the SEC (File No. 333-268659) on May 5, 2023, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing (the “Prospectus”). Additional information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed business combination when it becomes available. These documents can be obtained free of charge at the SEC’s website (www.sec.gov). • Cartiga and its managers and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Alchemy in connection with the proposed business combination. A list of the names of such managers and executive officers and information regarding their interests in the proposed business combination will be included in any proxy statement for the proposed business combination when it becomes available. 2 Disclaimer

Forward-Looking Statements This presentation contains certain “forward-looking statements”. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project,” “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements regarding the proposed transactions contemplated by the business combination agreement (the “BCA”), including the benefits of the business combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the business combination. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Parties’ management teams’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others: (a) the occurrence of any event, change, or other circumstances that could give rise to the termination of the BCA or could otherwise cause the transaction to fail to close; (b) the outcome of any legal proceedings that may be instituted against the Parties following the announcement of the BCA and the transactions contemplated therein; (c) the inability to complete the proposed business combination, including due to failure to obtain approval of the shareholders of Alchemy or members of Cartiga, certain regulatory approvals, or satisfy other conditions to closing in the BCA; (d) the inability to obtain or maintain the listing of securities on Nasdaq following the proposed business combination; (e) the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the proposed business combination; (f) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of Cartiga to grow and manage growth profitably, and retain its key employees; (g) costs related to the proposed business combination; (h) changes in applicable laws or regulations; (i) the possibility that Alchemy or Cartiga may be adversely affected by other economic, business, and/or competitive factors; (j) risks relating to the uncertainty of the projected financial information with respect to Cartiga; (k) risks related to the organic and inorganic growth of Cartiga’s business and the timing of expected business milestones; (l) the amount of redemption requests made by Alchemy’s shareholders; and (m) other risks and uncertainties indicated from time to time in any Prospectus that includes a preliminary proxy statement/prospectus, and if and when available, a definitive proxy statement and final prospectus relating to the proposed business combination, including those under “Risk Factors” therein, and in Alchemy’s other filings with the SEC. Alchemy cautions that the foregoing list of factors is not exclusive. The Parties caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Parties do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Neither Alchemy nor Cartiga gives any assurance that either Cartiga or Alchemy, or the combined company, will achieve its expectations. No Offer or Solicitation • This presentation shall not constitute an offer to sell, or a solicitation of an offer to buy, or a recommendation to purchase, any securities in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in respect of the proposed business combination, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful under the laws of such jurisdiction. This presentation does not constitute either advice or a recommendation regarding any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. Financial Information; Non-GAAP Financial Measures • Any financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus or registration statement to be filed by Alchemy with the SEC, and such differences may be material. This presentation also contains non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measures on a forward-looking basis is not available because the various reconciling items are difficult to predict and subject to constant change. 3 Disclaimer

Key Investment Highlights

1

Attractive Asset Class

Focused on legal assets characterized by predictable cash flows with historically low correlation to the economy and markets [1]
Asset-backed strategy where cohort returns are typically not dependent on high-value, high-stakes binary outcomes

2

25+ Year Track Record of Differentiated Cash Generation & Strong Comparative Returns

Generated 20%+ blended unlevered asset-level IRR on $1.8B+ of realized investments [2]
Strong Distributions to Paid in Capital performance (DPIs) across vintages relative to other alternative asset classes [3]

3

Proprietary Data & Machine Learning Technology Driving Decisioning

Proprietary database of 250k+ individual claim outcomes; 8k+ attorneys subject to proprietary scoring
Virtuous cycle of more asset originations driving more data, and better insights

4

Institutional, Compliance-Centric Platform in Rapidly Institutionalizing Market

Meaningful investment in technology and compliance infrastructure; embracing regulation as market matures
Potential beneficiary of increasing capital flows into $400B US Legal services market

5

Positioned to Drive Growth & Earnings Accretion Through Consolidation

Seeking to be a consolidator within litigation finance market
Robust pipeline of acquisition targets in legal finance and law firm space

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(1) Source: As measured vs. US GDP published by the US Bureau of Economic Analysis, S&P 500 and the Merrill Lynch High Yield Bond Index performance
(2) Please refer to the "Important Information" on slide 25 for a description of how IRR is calculated
(3) Please refer to slide 19 for further detail on methodology and basis

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25+ Year Track Record (1) Please refer to the “Important Information" on slide 25 for a description of how IRR is calculated. (2) As of December 31, 2025. Please refer to “Non-GAAP Financial Measure – Adjusted EBITDA”, “Reconciliation – Adjusted EBITDA”, and “Reconciliation – EBITDA” under “Important Information” in the “Appendix” section. Please note that EBITDA and Adjusted EBITDA are presented net of secured / asset backed financing interest expense but gross of corporate debt income expense. 5 $2.0B+ / $20B+ Lifetime Originations / Est. Total Lifetime Settlement Values 20%+ Blended Asset-Level IRR on Realized Litigation Investments(1) 8,000+ Attorneys Invested With Subject to Proprietary Scoring 250,000+ Fundings of Individual Litigation-Linked Assets in Proprietary Database $16.7M / $23.8M LTM EBITDA / LTM Adj. EBITDA(2) Cartiga is a leading originator and manager of assets and investments linked to litigation outcomes Company & Performance Highlights

Note: Based on Cartiga Fiscal Year ending September 30th. LTM refers to Last Twelve Months as of December 31, 2025(1) (1) Please refer to “Non-GAAP Financial Measures – EBITDA, Adjusted EBITDA and Adjusted Net Income”, “Reconciliation – EBITDA, Net Income and Adjusted EBITDA and Adjusted Net Income ”, and “Reconciliation – EBITDA” under “Important Information” in the “Appendix” section. Please note that EBITDA and Adjusted EBITDA are presented net of secured / asset backed financing interest expense but gross of corporate debt income expense 1 2 / 3 1 / 2 5 K E Y F I N A N C I A L H I G H L I G H T S $520.8M Revenue-Earning Assets B U S I N E S S F I N A N C I A L T R A J E C T O R Y ($ in millions) Fiscal Year Ended September 30, 2025 Key Financial Highlights 6 $4.7M LTM Net Income $11.8M (1) LTM Adj. Net Income $229.9M Total Members Equity $23.8M (1) LTM Adj. EBITDA $16.7M (1) LTM EBITDA 56.4% CAGR $109 $179 $190 FY 2024 FY 2025 LTM 12/31/25 12.0% CAGR Originations $72 $81 $83 FY 2024 FY 2025 LTM 12/31/25 Fee Revenue From Litigation Investments $187 $193 $200 FY 2024 FY 2025 LTM 12/31/25 5.3% CAGR Realizations

CoreTeam 7 Halle Benett Chairman Greg Bleier Chief Financial Officer • 25+ years in financial services • 10+ years in litigation finance • Founding partner of 2 investment firms focusing on financial services • Managed UBS’s FIG group and advised on over 150 transactions • 18+ years in financial services • Former audit & financial reporting roles at E&Y and Cohen & Steers Sam Wathen Chief Executive Officer • 19+ years in financial services • Co-founded a private equity firm specializing in litigation finance with AUM over $300mm

Core Team (Cont'd)

Alchemy Investments Acquisition Corp 1



Steven Wasserman
Chairman

- 30+ years in financial services
- Founding partner of Alchemy Capital and co-founder of AIC Investment Management
- Senior advisor to multiple investment firms



Mattia Tomba
Co-CEO

- 25+ years in global investment management
- Founder of ThePIO, investment firm focused on capital solutions and public markets
- Former roles at the Qatar Sovereign Fund, Goldman Sachs Group and Merrill Lynch



Vittorio Savoia
Co-CEO

- 20+ years in financial services, private investment, and asset management
- Managing Director & CIO of FIDES Holdings
- Managing Partner of VIS Capital (SFO)
- Co-founder of Alchemy Investment Management
- Former roles at IDeA Fimit SGR (now DeA Capital) and VIS Partners

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Why Litigation Finance?

Large addressable market with low correlation and underserved by providers of capital & data

THE ADDRESSABLE MARKET

~$400B

U.S. Legal Services — ~1.5% of GDP [1]

$529B

U.S. Tort Costs & Compensation — ~2.1% of GDP [2]

~$16B

Total Litigation Finance Assets — ~Low Market Penetration [3&4]
Total addressable market ("TAM") growing at ~10% CAGR; market rapidly institutionalizing

(1) Federal Reserve Bank of St. Louis, FRED; Grand View Research, U.S. Legal Services Market Report.
(2) Institute for Legal Reform (U.S. Chamber of Commerce), "Tort Costs in America."
(3) National Law Review, "What is the True Size of the Commercial Litigation Funding Industry?"
(4) Custom Market Insights, Litigation Funding Investment Market Report.
Note: Third party data sources and statistics included above have not been independently verified by Cartiga

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Illustrative Duration Typical Predictability / Granularity Typical Counterparty Commercial Litigation Medium to Long-term Often 4–10+ years Episodic, high-stakes High value, complex; majority settle pre-trial Corporations / Governments Variable insurance coverage Often material to existential for payor Aggregated Litigation Mass Tort / Class Action Medium to Long-term Often 4–10+ years Binary liability risk Complex, often scientifically driven; settles in aggregate Corporations / Governments Paying beyond insurance limits Typically, material to existential to payor Single-Event Claims Short to Medium-term Generally, 1–5 years Historically predictable cashflows Granular; discrete incidents (auto, workplace, property) Rated U.S. Insurers & Insured Counterparties Routine, recurring remittances; paying within insured limits Infrequently highly material to payor Cartiga's Focus Seeking to invest in collateral-driven single-event claims, targeting strong returns with managed duration, downside protection, and cash generation 10 Cartiga’s Specific Focus in Litigation Finance: The Single-Event Claim Market Three distinct market segments with materially different risk, return, and duration profiles Litigation Type

Why Cartiga?

Cartiga seeks to solve for capital & data asymmetry in market

CARTIGA'S ROLE IN THE MARKET

Defendants within Cartiga's market are primarily rated insurers or well capitalized corporates

Defendants delay payment of valid claims because they have a strong financial motive to do so

- By litigating & delaying settlements defendants retain capital
- Leverage financial strength versus plaintiffs & plaintiffs lawyers to delay, deny, and defend; more capital, staying power

CARTIGA provides capital & uses data to help drive better & more efficient outcomes for plaintiffs & law firms

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12 Return on Assets Management + Incentive Fees Equity Interest / Profit Sharing Management fees from LBS Income Fund, a new private credit vehicle managed by an investment advisor subsidiary and anchored by leading global alternative asset manager Carried interest on managed vehicles Capital efficient paradigm for future asset growth Co-counsel and direct equity participation in case outcomes alongside partner attorneys through Cartiga Legal, LLC, a licensed Arizona law firm Exploring Managed Services Organization (“MSO”) structure for services delivery + indirect equity participation in business of firms Pipeline of potentially accretive acquisition opportunities Consumer Claim Advances Non-recourse advances for purchase of interest in settlement proceeds at capped participation rate Target advances at an LTV below 10% of estimated claim value 20%+ IRR on realized investments (1) Law Firm Financing 16%-24% annual interest rate 18%+ Asset Level IRRs on realized investments (1) Consumer Claim Advances Upfront fees range from 0% - 10%+ of the advance amounts on consumer claims Law Firm Financing 0-2% fees on origination Origination Fees Multifaceted Business Model with Diverse Revenue Streams (1) Please refer to the “Important Information" on slide 24 for a description of how IRR is calculated.

Data & Technology Origination Engine Multi-product strategy with 18+ direct salespeople Economic Interest in cases and Law Firms via AZ Law Firm/ Prospective MSO Network of 8,000+ Attorneys Proprietary Database Decision Support Tools Predictive Analytics Portfolio Management Deep knowledge of assets & obligors 15-Person Experienced Servicing Team Specialized servicing paradigm Capital Funding $500M+ Advances & Receivables on Balance Sheet (1) LBS Income Fund Repeat Securitization Issuance & Bank Revolving Capacity (1) Representative of fair value as of 9/30/25 Cartiga addresses the single-event litigation market through a mature, tech-enabled platform leveraging deep industry relationships 13 Platform Moat: Cartiga’s Integrated Platform

14 Increase originations through marketing efforts and existing distribution channels Acquire other asset origination platforms Deliver value-added tech tools & data insights to strengthen & deepen relationships Grow Investment Portfolio Early-mover advantage given network to accumulate minority ownership interests in law firms via AZ Law Firm / Managed Services relationships Robust pipeline of investment opportunities Invest in Law Firms & Legal Services Increase third-party AUM through new off-balance sheet funds and alternative vehicles Expand Asset Management Growth Strategy

Benefits to Institutionalization of Tort System Cartiga is committed to bringing transparency, compliance, and institutional rigor to the tort system 15 1 Dynamics in the Tort System • The tort system serves a vital function in driving fair resolution of legal disputes through a predominantly market-based mechanism • Market lacks transparency • Market is generally not data driven • Varied outcomes • Not always economically efficient 2 Capital & Data Can Drive Institutionalization and Transparency • The introduction of outside capital can catalyze adoption of data-driven risk pricing tools, increasing rationality and transparency throughout the litigation process • Institutional capital providers like Cartiga impose underwriting discipline, compliance frameworks, and reporting standards that can elevate the ecosystem 3 Cartiga Welcomes and Leads on Regulation • We welcome regulation as a positive step toward better practices and better plaintiff outcomes • Our institutional platform, compliance culture, and trade association leadership position us to set industry standards, not merely comply

Key Investment Highlights

1

Attractive Asset Class

Focused on legal assets characterized by predictable cash flows with historically low correlation to the economy and markets [1]
Asset-backed strategy where cohort returns are typically not dependent on high-value, high-stakes binary outcomes

2

25+ Year Track Record of Differentiated Cash Generation & Strong Comparative Returns

Generated 20%+ blended unlevered asset-level IRR on $1.8B+ of realized investments [2]
Strong Distributions to Paid in Capital performance (DPIs) across vintages relative to other alternative asset classes [3]

3

Proprietary Data & Machine Learning Technology Driving Decisioning

Proprietary database of 250k+ individual claim outcomes; 8k+ attorneys subject to proprietary scoring
Virtuous cycle of more asset originations driving more data, and better insights

4

Institutional, Compliance-Centric Platform in Rapidly Institutionalizing Market

Meaningful investment in technology and compliance infrastructure; embracing regulation as market matures
Potential beneficiary of increasing capital flows into $400B US Legal services market

5

Positioned to Drive Growth & Earnings Accretion Through Consolidation

Seeking to be a consolidator within litigation finance market
Robust pipeline of acquisition targets in legal finance and law firm space

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(1) Source: As measured vs. US GDP published by the US Bureau of Economic Analysis, S&P 500 and the Merrill Lynch High Yield Bond Index performance
(2) Please refer to the "Important Information" on slide 24 for a description of how IRR is calculated
(3) Please refer to slide 18 for further detail on methodology and basis

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Appendix

Sources ($ mm) Equity consideration $540.0 Cash in Trust(1) 8.7 PIPE (Convertible Security)(2) 40.0 Total Sources $588.7 Pro Forma Valuation Share Price(1) $10.00 Pro Forma Shares Outstanding 58.2 Pro Forma Equity Value(1) $582.1 (+) Pro Forma Debt(2, 3) 120.0 (-) Pro Forma Cash(4) (68.3) Pro Forma Enterprise Value $633.8 Uses ($ mm) Equity consideration to Cartiga members $540.0 Transaction Fees 13.3 Cash to Balance Sheet 35.4 Total Uses $588.7 Cartiga Shareholders ALCY Public 93% Shareholders 1% ALCY Sponsor & Affiliates 6% (1) Assumes no redemptions of Cash in Trust (2) PIPE structured as $40mm convertible security with a conversion price of $7.00 per share of common stock (3) Includes $80mm of unsecured notes on Cartiga's balance sheet as of 9/30/25 (4) Includes $33mm of cash on Cartiga's balance sheet at 9/30/25 ($ and shares in millions, except per share value) Illustrative Transaction Overview 18

0.0x 0.2x 0.4x 0.6x 0.8x 1.0x 1.2x 2017/2018 2019/2020 2021/2022 Direct Lending Distressed Debt Private Debt Private Equity VC Real Assets Secondaries Real Estate Cartiga (1) 0.63x 0.87x 0.70x (1) (1) (2) (2) (2) (2) (2) (2) (2) (2) (3) Source: Pitchbook, Cartiga internal information (1) Aggregate 2-year vintages reflect the 2-year average DPI, equally weighted across respective vintages (2) Contains median DPIs of alternative asset strategies in vintages outlined as of October 31, 2024; see previous footnote (3) As of October 2024 – Please refer to “Presentation of Performance” and “Use of Net Extracted Hypothetical Return Estimates” under the “Important Information” section at the end of this presentation. Note: Past performance does not guarantee future results Differentiated Cash Generation: Cartiga DPI vs. Alternative Asset Classes Cartiga has displayed strong DPIs across vintages relative to those from varying alternative asset classes 19

Cartiga Commercial: Loans to Law Firms Backed by Contingency Fees From Cases

Full-recourse working capital lending to law firms, secured by legal fee receivables

How It Works

Law firm has portfolio of contingency cases, needs working capital

- Cartiga makes loans secured by diverse pools of legal fee receivables
- Full-recourse to the firm; proprietary scoring & experienced underwriting evaluates case portfolio & business
- Predictable duration & values; We believe Cartiga understands the collateral better than any traditional lender
- Law Firm Uses: operations, growth, acquisitions, partner buyouts, case costs, marketing investment
- Law Firm chooses Cartiga because of product flexibility (repayment tied to fee monetization timing) & quality of service
- Cartiga lends up to ~35% of our expected value of claim portfolio

200+
Active Relationships

25K–$20M
Typical Loan Size

Key Investment Characteristics

Full-recourse lending with discrete collateral pool of known cases

- Counterparty paying out is typically a highly rated U.S. insurer (1)
- Generates cash-on-cash unlevered asset level IRRs (2) of 18%+ (3-5), net of losses
- Historical Net Charge-Offs below 2% across 20+ year history (5)
- Cross-collateralized loans with many cases underlying returns
- Network of 8,000+ attorney relationships drives origination
- Indicative Pricing: Pricing for loans ranges from 16% to 24%

$1B+
Originations Since Inception

18%+
Asset Level IRRs on realized investments(3-5)

(1) Based on tracked counterparty per Cartiga's most recent rated securitization
(2) Please refer to the "Important Information" on slide 24 of this presentation for a description of how IRR is calculated
(3) As of December 31, 2025, based on unaudited portfolio data tapes as per Cartiga's management for financial reporting purposes
(4) Please refer to "Presentation of Performance" under the "Disclaimer" at the beginning of this presentation.
(5) Past performance is not a guarantee of future results

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Cartiga Consumer: Non-recourse Advance Linked to Predictable Cases

Non-recourse advances to individual plaintiffs in single-event tort claims, repaid from settlement proceeds

How It Works

Plaintiff injured, hires contingency attorney; case takes ~1–3 years to resolve

- Cartiga advances $5K–$250K+ to plaintiff; plaintiff needs liquidity during litigation
- Bolsters plaintiff staying power, increasing ultimate recovery
- Case settles; Cartiga repaid from proceeds at a multiple
- Perfection of interest & monitoring: The attorney representing the client acknowledges a lien on settlement proceeds, and Cartiga is paid directly from settlement proceeds via the attorney's trust account
- Non-recourse: if the case loses, the plaintiff owes nothing
- Underwriting the claim, not the borrower — 250K+ outcomes inform selection
- Cartiga advances only ~10% of our expected value of the claim

27K+
Active Claims in Portfolio

~$6,000
Average Advance Size

Key Investment Characteristics

Short duration, high-IRR profile; 28-month average term

- Counterparty paying out is typically a highly rated U.S. insurer [1]
- ~90%+ of claims settle directly with the defendant and do not go to trial [2]
- Generates asset-level cash-on-cash IRR of 20%+ net of losses over a weighted average life of approximately 28 months[3-5]
- Indicative Pricing: Pricing for advances of ~30%+

$1B+
Originations Since Inception

20%+
Asset Level IRRs on realized investments [3-5]

(1) Based on tracked counterparty per Cartiga's most recent rated securitization
(2) Please refer to the "Important Information" on slide 24 of this presentation for a description of how IRR is calculated
(3) As of December 31, 2025, based on unaudited portfolio data tapes as per Cartiga's management for financial reporting purposes
(4) Please refer to "Presentation of Performance" under the "Disclaimer" at the beginning of this presentation.
(5) Past performance is not a guarantee of future results

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22 Cartiga Legal: Equity Participation in Claims and Law Firms Equity participation and co-counsel capabilities through a licensed Arizona law firm Equity Participation Model Strategic Differentiation Cartiga Legal, LLC is a licensed AZ law firm enabling direct co-counsel roles Arizona ABS licensing enables activities unavailable to non-law-firm originators • Co-counsel and equity participation in case outcomes alongside referring attorneys • Enables ancillary legal services and deeper client relationships • Exploring MSO structures to extend platform capabilities • Strategic differentiation vs. pure financial investors in litigation finance • Direct economic participation in case outcomes, not just lending returns • Enhances platform value proposition to referring law firms nationally • Forward-looking vertical with significant growth potential • Positions Cartiga uniquely among litigation finance competitors

Leveraging Proprietary Data

Data Moat: Cartiga utilizes proprietary data, domain expertise and machine learning tools to efficiently evaluate legal claims

AI Underwriting Engine (Expected FY 26 Launch)

Multi-agent AI system for underwriting process that enables end-to-end automation from document processing to decision

Value derived from just a few variables

Jurisdiction	Florida
Case Type	Auto PI
Primary Injury	Cervical Disc Herniation
Injury Severity	Severe
Defendant Coverage	$250,000
Insurance Provider	State Farm
Treatment Status	Ongoing - 8 months
Liability Strength	Strong (80%+)

Machine Learning
Risk Scoring & Claim Valuation

Historical Case
Outcome Analysis

Proprietary Case Risk Rating Heat Map

- Jurisdiction
- Case Type
- Injury Type & Severity
- Defendant Coverage
- Insurance Provider
- Settlement History
- Treatment Duration
- Liability Strength
- Documentation Quality

CaseID	Jurisdiction	CaseType	Injury Severity	Coverage ($K)	Insurer Rating	Settlement Probability	Risk Score
PF-1042	FL	AutoPI	Severe	250	A+	87%	9
PF-1043	TX	Slip&Fall	Moderate	100	A	72%	6
PF-1044	CA	MedMal	Critical	500	A-	64%	4
PF-1045	NY	AutoPI	Moderate	150	B+	81%	7
PF-1046	IL	WorkComp	Minor	75	A	91%	10
PF-1047	GA	AutoPI	Severe	300	B	68%	5
PF-1048	PA	Premises	Moderate	125	A+	78%	7
PF-1049	NJ	MedMal	Critical	750	B-	52%	1
PF-1050	OH	AutoPI	Minor	50	A	93%	10
PF-1051	FL	Product	Severe	400	B+	61%	3
PF-1052	TX	AutoPI	Moderate	200	A-	76%	6
PF-1053	CA	Slip&Fall	Minor	80	A+	89%	9
PF-1054	NY	WorkComp	Moderate	175	A	74%	6
PF-1055	MI	AutoPI	Severe	350	B	66%	4

Risk Score: Low 1-2 3-4 5-6 7-8 9-10 High

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24 myCartiga offers a suite of capital management and forecasting tools: Cash Flow Forecasting Scenario-based projections across the firm’s actual caseload and burn rate AI Document Intelligence Automated classification, risk scoring, and metadata extraction from case files Portfolio & Case Analytics Firm-specific settlement timing, case economics, and concentration risk insights Seeking To Deliver Business Intelligence & Insights Beyond Capital The engagement layer seeks to convert financial visibility into capital relationships

Important Information Terms used in Presentation of Performance As used in this presentation, “IRR”, or internal rate of return, represents the gross annual compounded pre tax internal rate of return on Invested Capital based on cash flows from date of investment on such Invested Capital. IRR does not account for management fees, expenses (including direct and indirect origination expenses) and carried interest that would apply in the context of a private fund investment, the effect of which could be material. “Invested Capital” includes follow-on and other staged investments, if applicable, however excludes any impact from investments that have not been realized, are ongoing and are not subject to charge-off based on Cartiga’s policies and procedures. Many factors affect performance including changes in market conditions and interest rates and in response to other economic, political, or financial developments. Investment return and principal value of your investment will fluctuate. IRRs are net of realized losses. As used in this presentation, “MOIC”, or multiple of Invested Capital, represents the ratio of Total Value divided by Invested Capital on realized investments. The MOIC presented herein is calculated after deduction of losses and reductions, but before deductions of taxes and other expenses, all of which in the aggregate are substantial, and have the effect of lowering returns. “Invested Capital” includes follow-on and other staged investments, if applicable, however excludes any impact from investments that have not been realized, are ongoing and are not subject to charge-off based on Cartiga’s policies and procedures. “Total Value” of an investment equals the sum of any realized value in the form of cash proceeds resulting from Invested Capital. Please also refer to “Presentation of Performance” at the front of this presentation. TVM Plaintiff Originations Consumer originations of Transvaginal Mesh (“TVM”) lawsuits have been excluded from the presentation of the performance of consumer assets originated by Cartiga, LLC. TVM lawsuits have been excluded from the presentation consistent with the approach of third-party rating agency KBRA in evaluating Cartiga’s curves and asset performance for purposes of ratings methodology applied to Cartiga’s rated securitizations occurring since 2020. TVM lawsuit investments reflect advances against pre-settled mass tort matters, which were statistically significant in certain historical vintages. In many instances these assets were sold to third parties, and therefore data integrity is poor with respect to certain of these assets, which would require Melodeon to make various assumptions about the performance of these assets and, as a result, make it difficult to substantiate the resulting asset-level performance returns incorporated into the presentation. Since Melodeon’s acquisition of Cartiga in September 2019 advances against pre-settled Mass Tort matters has represented less than 1% of Cartiga’s overall origination volumes, and consumer advances against TVM related matters have represented less than 0.1% of consumer pre-settlement advances. Cartiga does not anticipate advances against pre-settled Mass Tort matters to represent more than 1% of originations going forward. Use of Net Extracted Hypothetical Return Estimates The purpose of the Cartiga figures presented on page 18 is to present the estimated hypothetical DPIs, modeled by Cartiga, experienced by an investor in a hypothetical investment fund that held the actual Cartiga assets, factoring in various assumptions (described further below) about the origination expenses borne by the investment fund when acquiring the Cartiga assets, as well as management fees, performance fees and other expenses incurred by the investment fund, and as a result, investors in the hypothetical investment fund. Hypothetical DPIs have been estimated to assume Management Fees and Fund Expenses of 1.7% on invested capital, Performance fees of 20% over an 8% return hurdle, and origination fees borne by the fund equal to 3.5% of the principal balance for commercial assets and 10% of the principal balance of consumer assets. DPIs are presented on an unlevered basis. Presentations of hypothetical performance, including the modeled DPIs reflected herein on page 18 have certain inherent risks and limitations. The assumptions underlying the calculations of such estimates may change and there can be no assurance that the current assumptions and related calculation methodology will be employed at any point in the future. These figures are provided for informational purposes only. Actual performance results of an investment in a fund may vary significantly, including being materially lower than the DPIs presented due to market conditions and other factors, including, without limitation, varying fees, expenses and availability of future investments (i.e., investments available to the fund that will be different than the Cartiga assets). As a result of these and potentially other variances, actual performance results may differ materially from (and may be materially lower than) that of the DPIs presented herein. 25

Important Information Non-GAAP Financial Measures – EBITDA, Adjusted EBITDA, and Adjusted Net Income In addition to our results determined in accordance with accounting principles generally accepted in the United States (“GAAP”), we present EBITDA, Adjusted EBITDA, and Adjusted Net Income which are non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission. We define EBITDA as net income (loss) before corporate interest expense (however net of secured/ asset backed financing interest expense), income taxes, depreciation and amortization, and define Adjusted EBITDA as EBITDA further adjusted to exclude: • Litigation expenses that we do not consider to be indicative of our core operating performance; • Management fees paid to our private equity sponsor; • Severance costs associated with separations from former employees; • Strategic costs incurred in connection with business initiatives that are not considered reflective of our ongoing operations; and • Other revenue and expenses that we do not believe are indicative of current operating performance. • The above adjustment items have also been added back to Net Income for the purposes of presenting Adjusted Net Income We present EBITDA, Adjusted EBITDA and Adjusted Net Income because we believe they provide investors with additional insight into our underlying business performance, assist with comparing our results to those of peer companies, and are useful supplemental tools for evaluating our operating results and trends. Management also uses Adjusted EBITDA and Adjusted Net Income to assess operating performance and to inform decisions regarding resource allocation. EBITDA, Adjusted EBITDA and Adjusted Net Income have limitations as analytical tools and should not be considered in isolation or as a substitute for GAAP results. Other companies may define Adjusted EBITDA and Adjusted Net Income differently, and therefore, this measure may not be directly comparable to similarly titled measures used by others. Reconciliation – EBITDA, Net Income and Adjusted EBITDA and Adjusted Net Income 26 ($000) Twelve Months Ending December 31, 2025 Net Income / (Loss) 4,670 Unsecured Debt Interest Expense 8,271 Depreciation & Amortization 3,751 EBITDA 16,692 One-time Adjustments Litigation expense, net (388) Management fee and expense 2,845 Severance expense 1,162 Strategic expense 2,228 Other 1,244 One-Time Adjustments: 7,091 Adjusted EBITDA 23,783 Adjusted Net Income 11,761

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